SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                       TRANSPORTATION COMPONENTS, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

[TransCom USA LOGO]

                       TRANSPORTATION COMPONENTS, INC.
                          THREE RIVERWAY, SUITE 200
                             HOUSTON, TEXAS 77056


                                April 30, 1999


To our Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of Transportation Components, Inc. to be held at the DoubleTree Hotel, 2001 Post Oak Blvd., Houston, Texas 77056 on Thursday, May 27, 1999, at 9:00 a.m., Houston time. For those of you who cannot be present at the Annual Meeting, we urge that you participate by completing the enclosed proxy and returning it at your earliest convenience.

      We encourage you to read the enclosed Notice of Meeting and Proxy Statement, which contains information about the Board of Directors and its committees and personal information about each of the nominees for the Board. The Proxy Statement also describes in detail other matters that will be voted upon at the Annual Meeting.

      It is important that your shares are represented at the Annual Meeting, regardless of whether you are able to attend personally. Accordingly, you are requested to sign, date and mail promptly the enclosed proxy in the envelope provided.

                                    Sincerely,



                                    T. MICHAEL YOUNG
                                    CHAIRMAN OF THE BOARD, PRESIDENT
                                    AND CHIEF EXECUTIVE OFFICER

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                       TRANSPORTATION COMPONENTS, INC.

                           TO BE HELD MAY 27, 1999


To the Stockholders of
Transportation Components, Inc.:

      Notice is hereby given that the Annual Meeting of Stockholders of Transportation Components, Inc. (the "Company") will be held at the DoubleTree Hotel, 2001 Post Oak Blvd., Houston, Texas 77056 on Thursday, May 27, 1999, at 9:00 a.m., Houston time, for the following purposes:

      (1) To elect three Class I directors, each for a three-year term expiring at the annual meeting of stockholders in 2002, and until their respective successors are elected and qualified.

      (2) To ratify the selection of Arthur Andersen LLP as the Company's independent certified public accountants to audit the Company's consolidated financial statements for the year ending December 31, 1999.

      (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

The close of business on April 12, 1999 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

      You are cordially invited and urged to attend the Annual Meeting. If, however, you are unable to attend the Annual Meeting, YOU ARE REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you attend the Annual Meeting, and wish to do so, you may vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked at any time before it is exercised.

                                    By Order of the Board of Directors


                                    PAUL E. PRYZANT
                                    SENIOR VICE PRESIDENT, GENERAL
                                    COUNSEL AND SECRETARY
Houston, Texas
April 30, 1999

                         TRANSPORTATION COMPONENTS, INC.
                            THREE RIVERWAY, SUITE 200
                              HOUSTON, TEXAS 77056


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 27, 1999

                                  SOLICITATION

      The accompanying proxy is solicited on behalf of the Board of Directors of Transportation Components, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting"). The Meeting will be held at the DoubleTree Hotel, 2001 Post Oak Blvd., Houston, Texas 77056 at 9:00 a.m., Houston time, on Thursday, May 27, 1999, or at such other time and place to which the Meeting may be adjourned.

      All expenses of this solicitation will be borne by the Company, including the cost of preparing and mailing this Proxy Statement and the reimbursement of brokerage firms, banks and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of the Company's stock. The Company has retained American Stock Transfer & Trust Company ("AST") to assist in the solicitation of proxies. No additional fee beyond the $500 monthly fee paid to AST to act as the Company's transfer agent, together with AST's out-of-pocket expenses, will be paid to AST. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and AST may solicit proxies by facsimile or by hand delivery.

      This Proxy Statement and the accompanying proxy are being first mailed to stockholders of the Company on or about April 30, 1999.

                        RECORD DATE AND VOTING SECURITIES

      The Board of Directors has fixed the close of business on April 12, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 17,727,815 shares of its common stock, par value $.01 per share ("Common Stock"), including 1,912,388 shares of Restricted Voting Common Stock. No other class of voting securities of the Company is outstanding. Each share of Common Stock, other than the Restricted Voting Common Stock, entitles the holder to one vote on each matter presented at the Meeting. Each share of Restricted Voting Common Stock is entitled to three-fourths (.75) of one vote on all matters submitted to a vote of the holders of the Common Stock, other than the election of directors. In addition, the holders of the Restricted Voting Common Stock, voting as a class, are entitled to elect one member of the Company's Board of Directors, but are not entitled to vote on the election of any other director. A proxy will be voted in the manner specified on the proxy, or if no manner is specified, will be voted in favor of the proposals set forth in the notice attached hereto.

      The presence of the holders of a majority of the issued and outstanding shares of Common Stock and Restricted Voting Common Stock of the Company entitled to vote at the Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Meeting.

      If a quorum is present at the Meeting, the Class I directors will be elected by a plurality of the votes cast at the Meeting, and each other matter will need to be approved by the affirmative vote of the holders of a majority of the voting power present or represented by proxy at the Meeting. Since directors are elected by a plurality of the votes cast, shares that are withheld will have no effect on the outcome of the election of directors. With respect to any matter other than the election of directors, abstentions will have the effect of a vote against the proposal. Broker non-votes will not be counted to determine the stockholders entitled to vote on a proposal, and will not affect the outcome of the vote on such matter.

      All duly executed proxies received prior to the Meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified on a duly executed proxy, the shares represented thereby will be voted in favor of all proposals described herein and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Company an instrument revoking it, or by signing and delivering to the Secretary of the Company a proxy bearing a later date, or by voting in person at the Meeting.

                SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                          AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as of April 12, 1999, the ownership of Common Stock of: (i) any person or group known by the Company to be the beneficial owner of 5% or more of the Common Stock, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer, (iv) the other executive officers named in the Summary Compensation Table set forth under "Executive Compensation" below, and (v) all executive officers and directors of the Company as a group. Under the rules of the Securities and Exchange Commission, a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days through the exercise of currently available conversion rights or options. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.


                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                      -----------------------------------------
BENEFICIAL OWNER                      COMMON STOCK(1)   PERCENT OF COMMON STOCK
----------------                      ---------------   -----------------------
Notre Capital Ventures II, L.L.C ..         1,912,388                      10.8%
John R. Oren(2) ...................         1,922,388                      10.8%
Peter D. Lund(3) ..................         1,000,009                       5.6%
James R. Davis(4) .................           918,163                       5.2%
Louis J. Boggeman, Jr.(5) .........           606,099                       3.4%
Everett W. Petry(6) ...............           500,000                       2.8%
Thomas A. Work(7) .................           480,067                       2.7%
Rodolfo A. Duemichen ..............           320,858                       1.8%
Henry B. Cook, Jr.(8) .............           280,606                       1.6%

                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                      -----------------------------------------
BENEFICIAL OWNER                      COMMON STOCK(1)   PERCENT OF COMMON STOCK
----------------                      ---------------   -----------------------
J. David Gooch ....................           275,329                       1.6%
T. Michael Young ..................           262,500                       1.5%
Maura L. Berney ...................           154,188                         *
Mac McConnell .....................           101,000                         *
Ronald G. Short ...................            91,193                         *
Paul E. Pryzant ...................            75,000                         *
Lawrence K. King(9) ...............            26,250                         *
I.T. "Tex" Corley(9) ..............            30,000                         *
All directors and
executive officers as
a group (21 persons) ..............         6,391,487                      36.1%

--------------------
* Indicates less than 1%

(1) Includes 1,912,388 shares of Restricted Voting Common Stock, all of which are presently held by Notre Capital Ventures II, L.L.C. ("Notre"). Each share of Restricted Voting Common Stock is entitled to three-fourths (.75) of one vote on all matters other than the election of directors, for which the holders of Restricted Voting Common Stock, voting as a class, may elect one director. Each share is convertible into one share of Common Stock automatically upon the occurrence of certain events, including a disposition to an unrelated third party, or any person acquires or offers to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock of the Company.

(2) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the 1998 Non-Employee Directors' Stock Plan and 1,912,388 shares of Restricted Voting Common Stock held by Notre. Mr. Oren is a Managing Director of Notre.

(3) Includes 3,500 shares of Common Stock held by Mr. Lund's spouse as custodian for the benefit of his minor son.

(4) Includes (i) 145,930 shares of Common Stock issued to a trust of which Mr. Davis' spouse is the trustee and beneficiary, and (ii) an aggregate of 17,776 shares held by Mr. Davis' spouse as custodian for the benefit of his two minor daughters.

(5) Includes 269,732 shares of Common Stock held by Mr. Boggeman as custodian for the benefit of his minor children.

(6) Includes 250,000 shares of Common Stock issued to a trust of which Mr. Petry's spouse is the trustee and beneficiary.

(7) Includes 334,947 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock which are exercisable through June 24, 2003.

(8) Includes 250 shares held by Mr. Cook's spouse as custodian for the benefit of his two minor daughters.

(9) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the 1998 Non-Employee Directors' Stock Plan.

                            1. ELECTION OF DIRECTORS

GENERAL

      The Board of Directors currently consists of fourteen members. In accordance with the Certificate of Incorporation of the Company, the members of the Board of Directors are divided into three classes, designated Class I, Class II and Class III, respectively, and are elected for a term of office expiring at the third succeeding annual stockholders' meeting following their election to office and until their successors are duly elected and qualified. The term of office of the Class I directors expires at the Meeting. The term of the Class II directors expires at the annual meeting of stockholders in 2000, and the term of the Class III directors expires at the annual meeting of stockholders in 2001.

      In addition to the directors in Class I whose term will expire at the Meeting, as described above, Class I includes John R. Oren, who is also a Managing Director of Notre. As a member of Class I, Mr. Oren's term will also expire at the Meeting. The holders of the Company's Restricted Voting Common Stock are entitled, voting as a class, to elect one member of the Board of Directors, and intend to re-elect Mr. Oren as a Class I director at the Meeting.

      T. Michael Young, Louis J. Boggeman, Jr., and Ronald G. Short, are each Class I directors whose terms are expiring at the Meeting and have been nominated by the Board of Directors for re-election at the Meeting for a three-year term of office expiring at the annual meeting of stockholders in 2002 and until their successors are duly elected and qualified. J. David Gooch is a Class I director whose term expires at the meeting, but he will not stand for re-election at the Meeting. The Board has chosen to leave this seat on the Board vacant for the time being. Proxies may be voted for three directors.

      THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS CLASS I DIRECTORS. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS CLASS I DIRECTORS.

      Stockholders may not cumulate their votes in the election of directors. The three nominees receiving the highest number of affirmative votes will be elected to the Board. Stockholders entitled to vote for the election of directors may withhold authority to vote for any or all nominees for directors. If any nominee becomes unavailable for any reason, then the shares represented by the proxy will be voted FOR the remainder of the listed nominees and for such other nominees as may be designated by the Board as replacements for those who become unavailable. Discretionary authority to do so is included in the proxy.

      The following table sets forth the names, ages and titles of the persons who have been nominated for election as Class I directors, and the other current directors and executive officers of the Company.

      NAME                               AGE               TITLE
      ----                               ---               -----

NOMINEES FOR CLASS I DIRECTORS
(TERM EXPIRING AT 2002 ANNUAL MEETING)

T. Michael Young(1)(4)(5)                 54   Chairman of the Board, Chief
                                               Executive Officer and President
Louis J. Boggeman, Jr.(1)((5)             45   Senior Vice President, Chief
                                               Operating Officer and Director;
                                               President of Plaza Fleet Parts
Ronald G. Short                           39   Director; President of Universal
                                               Fleet Supply

      NAME                               AGE               TITLE
      ----                               ---               -----

CLASS I DIRECTOR
(ELECTED BY HOLDERS OF RESTRICTED
VOTING COMMON STOCK)

John R. Oren(1)(2)(5)                     46   Director

CLASS I DIRECTOR
(NOT STANDING FOR RE-ELECTION)

J. David Gooch(1)(5)                      61   Executive Vice President, Chief
                                               Development Officer and Director
CONTINUING CLASS II DIRECTORS
(TERM EXPIRING AT 2000 ANNUAL MEETING)

Maura L. Berney                           35   Director; Chairman of the Board
                                               and Vice President - Finance and
                                               Administration of Perfection
                                               Equipment Company
Everett W. Petry                          61   Director; President of Gear and
                                               Wheel, Inc.
Mac McConnell                             45   Senior Vice President, Chief
                                               Financial Officer and Director
Thomas A. Work(4)                         52   Director; Co-Chairman of Charles
                                               W. Carter Co.
Lawrence K. King(2)(3)                    41   Director

CONTINUING CLASS III DIRECTORS
(TERM EXPIRING AT 2001 ANNUAL MEETING)

Peter D. Lund(1)(4)(5)                    45   Director; President of
                                               Transportation Components Company
I.T. "Tex" Corley(1)(2)(3)                53   Director
Henry B. Cook, Jr.                        50   Vice President - Purchasing and
                                               Director; President of The Cook
                                               Brothers Companies, Inc.
Rodolfo A. Duemichen                      41   Director; President of Amparts
                                               International, Inc.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Paul E. Pryzant                           42   Senior Vice President, General
                                               Counsel and Secretary
Daniel T. Bucaro                          38   Senior Vice President -
                                               Merchandising
David H. Olsen                            39   Senior Vice President - Business
                                               Development
Steven J. Blum                            39   Senior Vice President - Corporate
                                               Development
Wayne S. Rachlen                          41   Vice President - Corporate
                                               Development
Marlise C. Skinner                        37   Vice President and Controller
Louie A. Hamilton                         50   Vice President and Treasurer

--------------------
(1)   Member of Executive Committee
(2)   Member of Compensation Committee
(3)   Member of Audit Committee
(4)   Member of Nominating Committee
(5)   Member of Acquisition Committee

      Set forth below is a brief description of the business experience of the directors and executive officers of the Company.

      T. MICHAEL YOUNG has served as Chairman of the Board, President and Chief Executive Officer of the Company since February 1998. From October 1987 until its acquisition by O'Reilly Automotive, Inc. in February 1998, Mr. Young served as Chairman of the Board, Chief Executive Officer and President of Hi-Lo Automotive, Inc., ("Hi-Lo Automotive"), a publicly-traded retail and commercial auto parts company. From May 1984 to May 1987, Mr. Young was Vice Chairman of Jerold B. Katz Interests, Inc., ("Jerold B. Katz Interests"), a privately-held financial services company. From September 1980 to February 1984, Mr. Young was Senior Vice President, Chief Financial Officer and a director of Weatherford International Incorporated, ("Weatherford International"), a publicly-traded international oil field service company. Prior to that, Mr. Young was with Arthur Andersen LLP, most recently as a partner from 1976 to 1980.

      J. DAVID GOOCH has served as Executive Vice President, Chief Development Officer and director of the Company since December 1997. Mr. Gooch was primarily responsible for introducing the consolidation opportunity in the heavy duty parts and repair industry to Notre and has been active in the development of acquisition opportunities for the Company. From 1991 until the present Mr. Gooch has been President of FleetServe, a company involved in maintenance services for fleets of heavy-duty equipment. From January 1984 until 1990, Mr. Gooch served as Senior Vice President and General Counsel for Service Corporation International, a publicly-traded funeral and cemetery service company. From 1983 to 1984, Mr. Gooch was a principal and investor in Texas Capitol Oil Company, a privately-held oil and gas exploration and drilling company. From 1976 to 1982, Mr. Gooch was Senior Vice President and General Counsel of Houston Oil & Minerals Corporation, a publicly-traded company involved in domestic and international development of oil, gas and hard rock minerals properties. From 1973 to 1976, Mr. Gooch was the Senior Vice President and General Counsel of Field International Drilling Company, a privately-held company engaged in international drilling activities. From 1966 to 1973, Mr. Gooch was Associate Counsel for Gulf+Western Industries, a diversified publicly-traded company.

      LOUIS J. BOGGEMAN, JR. has served as Senior Vice President, Chief Operating Officer and a director of the Company since the Company's initial public offering ("IPO") on June 19, 1998. Mr. Boggeman has served as President of Plaza Fleet Parts since 1992. Prior to that, Mr. Boggeman served in various positions with Plaza. Mr. Boggeman was the President of the Council of Fleet Specialists, an independent industry association serving the heavy duty parts industry, from March 1998 to March 1999.

      MAC MCCONNELL has served as Senior Vice President, Chief Financial Officer and a director of the Company since February 1998. From December 1992 to February 1998, Mr. McConnell served as Chief Financial Officer of Sterling Electronics Corporation, a publicly-traded electronic parts distributor which was acquired by Marshall Industries, Inc. in January 1998. From 1990 to 1992, Mr. McConnell was Vice President - Finance of Interpak Holdings, Inc., a publicly-traded company involved in packaging and warehousing thermoplastic resins. From 1976 to 1990, Mr. McConnell served in various capacities, including partner, with Ernst & Young LLP, an international public accounting firm.

      HENRY B. COOK, JR. has served as Vice President -- Purchasing and a director of the Company since June 19, 1998. Mr. Cook has been employed by The Cook Brothers Companies, Inc. since 1972 and has served as its President since 1987.

      THOMAS A. WORK has served as a director of the Company since June 19, 1998. Mr. Work has been employed by Charles W. Carter Co. since 1968 and has served as the President of Charles W. Carter Co. - Hawaii, Inc. since 1984 and has served as Co-Chairman of Charles W. Carter Co. since 1993.

      PETER D. LUND has served as a director of the Company since June 19, 1998. Mr. Lund has been employed by Transportation Components Company since 1974 and has served as President of Transportation Components Company since 1987.

      EVERETT W. PETRY has served as a director of the Company since June 19, 1998. Mr. Petry founded Gear and Wheel, Inc. in 1981, and has served as its President of Gear and Wheel, Inc. since its founding.

      RODOLFO A. DUEMICHEN has served as a director of the Company since June 19, 1998. Mr. Duemichen has served as President of Amparts International, Inc. since 1990.

      RONALD G. SHORT has served as a director of the Company since June 19, 1998. Mr. Short served in various capacities at Universal Fleet Supply since 1978 and most recently as its President since 1998.

      MAURA L. BERNEY has served as a director of the Company since June 19, 1998. Ms. Berney has served in various capacities at Perfection since 1993 and has served as Chairman of the Board and Vice President -- Finance and Administration of Perfection since 1997.

      JOHN R. OREN has served as a director of the Company since December 1997. Since May 1997, Mr. Oren has been a Managing Director of Notre. From May 1994 to May 1997, Mr. Oren served as Founder, Chief Acquisition Officer and Senior Vice President - Corporate Development for U.S. Delivery Systems, Inc. ("U.S. Delivery"), a consolidator of the delivery services industry which was acquired by Corporate Express, Inc. in March 1996. From May 1976 until its acquisition by U.S. Delivery in May 1994, Mr. Oren served as Chairman of the Board and Chief Executive Officer of Eastway Group of Companies.

      LAWRENCE K. KING has served as a director of the Company since June 19, 1998. Mr. King has served as Chairman and Chief Executive Officer of Coach USA, Inc., a publicly-traded consolidator of the motorcoach industry since January 1999. He has also served as a director of Coach USA since December 1995, and as its Senior Vice President and Chief Financial Officer from December 1995 to December 1998. From 1992 until September 1995, Mr. King was Executive Vice President, Secretary, Treasurer and Chief Financial Officer of SI Diamond Technology, Inc., a publicly-traded technology development company. From 1988 to 1991, he served as Assistant Secretary and Treasurer of The Permian Corporation, the general partner of Permian Partners L.P., a publicly-traded crude oil, trucking, transportation and distribution master limited partnership. From 1979 to 1988, Mr. King served in a number of positions as a certified public accountant with Arthur Andersen LLP.

      I. T. "TEX" CORLEY has served as a director of the Company since June 19, 1998. Since August 1995, Mr. Corley has served as Chairman and Chief Executive Officer of Strategic Materials, Inc., a privately-held glass recycling company. From January 1997 to January 1998, Mr. Corley was a director of MacFrugal's Bargains Close-Outs, Inc., a publicly-held retail department store company that merged with Consolidated Stores, Inc. in January 1998. From April 1990 to July 1995, Mr. Corley was employed by and a director of Allwaste, Inc., a publicly-traded environmental service company, serving first as Chief Financial Officer, then as Chief Operating Officer. From April 1989 to April 1990, Mr. Corley was the President and Chief Executive Officer of Medcon, Inc., a privately held medical waste disposal company.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      PAUL E. PRYZANT has served as Senior Vice President, General Counsel and Secretary of the Company since March 1998. From December 1994 to March 1998, Mr. Pryzant was a shareholder in the law firm of Snell & Smith, P.C., Houston, Texas, with a practice concentration in corporate and securities law and mergers and acquisitions. From January 1990 to November 1994, Mr. Pryzant was a partner in the law firm of Butler & Binion, L.L.P., Houston, Texas.

      DANIEL T. BUCARO has served as Senior Vice President -- Merchandising of the Company since February 1998. From August 1994 to February 1998, Mr. Bucaro was employed by Hi-Lo Automotive, serving as Vice President of Merchandising beginning in May 1996. From 1983 to July 1994, Mr. Bucaro served in various capacities with The Goodyear Tire and Rubber Company, a publicly-traded company.

      DAVID H. OLSEN has served since April 1, 1999 as Senior Vice President, Business Development, with responsibility for the Company's national sales program and developing growth strategies through strategic partnerships and alliances. From 1988 to March 1999, Mr. Olsen held various positions at Meritor Automotive, one of the largest manufacturers in the heavy duty industry. From 1998 to March 1999, Mr. Olsen was the General Manager, North American Aftermarket, for Meritor, where he was responsible for developing Meritor's aftermarket business strategy. He also served at Meritor as the Director, Aftermarket Sales and Marketing, from 1996 to 1998, and as Director, Aftermarket Sales, from 1993 to 1996.

      STEVEN J. BLUM has served as Senior Vice President - Corporate Development since October 1998. From May 1997 to September 1998, Mr. Blum was a Senior Vice President of Notre. From January 1995 to May 1997, Mr. Blum was Director of Mergers and Acquisitions of U.S. Delivery, which was acquired by Corporate Express, Inc. From May 1987 to December 1994, Mr. Blum was Assistant Controller of Swift Energy Company, a publicly-traded energy company.

      WAYNE S. RACHLEN has served as Vice President -- Corporate Development since April 1998. From October 1992 to April 1998, Mr. Rachlen held various employment and consulting positions, including Vice President of Financial Operations -- Eastern Group and Director of Mergers and Acquisitions, with American Medical Response, Inc., a publicly-traded consolidator of the healthcare transportation industry. From September 1989 to October 1992, Mr. Rachlen held various financial and accounting positions with Allwaste, Inc. and its subsidiaries, a publicly-traded environmental services company. Mr. Rachlen is a certified public accountant.

      MARLISE C. SKINNER has served as Vice President and Controller of the Company since March 1998. From July 1996 to March 1998, Ms. Skinner was Director of Financial Reporting for Corporate Express Delivery Systems, Inc., a subsidiary of Corporate Express, Inc. From July 1994 to June 1996, Ms. Skinner was Assistant Controller of U.S. Delivery, which was acquired by Corporate Express, Inc. From March 1988 to July 1994, Ms. Skinner was Controller of Eastway Delivery Service, Inc., a company acquired by U.S. Delivery. Ms. Skinner is a certified public accountant.

      LOUIE A. HAMILTON has served as Vice President and Treasurer of the Company since February 1998. From March 1996 to February 1998, Mr. Hamilton was a consultant to Hi-Lo Automotive. From February 1988 to December 1995, Mr. Hamilton was President of Karlithography, Inc., a privately-held commercial printing company. From October 1985 to February 1988, Mr. Hamilton served as Treasurer of Jerold B. Katz Interests. Prior to that, Mr. Hamilton was Treasurer of Weatherford International.

ORGANIZATION AND COMMITTEES OF THE BOARD

      During 1998, the Board met four times. Each of the directors attended at least 75% of the meetings of the Board and the Committees on which he served. The functions of the Executive, Audit, Compensation, Nominating and Acquisition Committees of the Board, and the number of meetings held during 1998, are described below.

      The members of the Executive Committee are T. Michael Young, Louis J. Boggeman, Jr., J. David Gooch, John R. Oren, Peter D. Lund and I.T. "Tex" Corley. Mr. Young is the Chairman of the Committee. The primary function of the Executive Committee is to exercise many of the powers of the Board in between regular Board meetings. The Executive Committee held no meetings during 1998.

      The members of the Audit Committee are Lawrence K. King and I.T. "Tex" Corley. Mr. King is the Chairman of the Committee. The Audit Committee recommends to the Board the appointment of the Company's independent auditors, and reviews the plan, scope and results of the audit with the auditors and the Company's officers. The Audit Committee also reviews with the auditors the principal accounting policies and internal accounting controls of the Company. The Audit Committee met two times during 1998.

      The members of the Compensation Committee are I.T. "Tex" Corley, Lawrence
K. King and John R. Oren. Mr. Corley is the Chairman of the Committee. The Compensation Committee reviews and makes recommendations to the Board concerning the compensation of the Company's officers and employees, including stock option plans, incentive compensation programs and benefit plans. The Compensation Committee also administers, and makes grants of stock options under, the Company's 1998 Long-Term Incentive Plan and 1998 Non-Employee Directors' Stock Plan. During 1998, the Compensation Committee met two times.

      The members of the Nominating Committee are T. Michael Young, Thomas A. Work, and Peter D. Lund. Mr. Young is the Chairman of the Committee. The Nominating Committee reviews the size and composition of the Board of Directors and its committees, interviews new director candidates and makes recommendations for nominations to the Board for the election of directors by stockholders. The Nominating Committee held no meetings during 1998.

      The members of the Acquisition Committee are John R. Oren, J. David Gooch, Peter D. Lund, T. Michael Young and Louis J. Boggeman, Jr. The Acquisition Committee reviews and approves potential acquisitions by the Company. Mr. Oren is the Chairman of the Committee. The Acquisition Committee met eight times in 1998.

              SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

      Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during 1998.

EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE. Set forth below is information regarding the compensation for the year ended December 31, 1998 of the Company's Chief Executive Officer and the five other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM
                                                                                                     COMPENSATION
                                                                 ANNUAL COMPENSATION                    AWARDS
                                                     -------------------------------------------   ------------------
                                                                                  OTHER ANNUAL        SECURITIES          ALL OTHER
NAME AND PRINCIPAL POSITION                          YEAR   SALARY       BONUS   COMPENSATION(3)   UNDERLYING OPTIONS   COMPENSATION
---------------------------                          ----   -------      -----   ---------------   ------------------   ------------
T. MICHAEL YOUNG..................................   1998   $87,500(1)    --     $         3,500              200,000           --
  Chairman of the Board, Chief
  Exeutive Officer and President

J. DAVID GOOCH....................................   1998   $87,500(1)    --     $         3,500              200,000           --
  Executive Vice President, Chief
    Development Officer

LOUIS J. BOGGEMAN, JR ............................   1998   $79,918(2)    --     $         4,550                 --             --
  Senior Vice President and Chief
    Operating Officer

MAC MCCONNELL.....................................   1998   $87,500(1)    --     $         3,500              100,000           --
  Senior Vice President and Chief
  Financial Officer

PAUL E. PRYZANT...................................   1998   $87,500(1)    --     $         3,500               75,000           --
  Senior Vice President, General
  Counsel and Secretary

HENRY B. COOK, JR ................................   1998   $79,918(2)    --     $         4,550                 --             --
  Vice President-Purchasing

--------------------
(1) Reflects compensation from June 1, 1998 through December 31, 1998 at the rate stated in their respective employment agreements.
(2) Reflects compensation from June 19, 1998, the date of the IPO, through December 31, 1998 at the rate stated in their respective employment agreements.
(3)   Reflects a monthly car allowance.

STOCK OPTION GRANTS IN 1998

      The Company has two stock option plans for its officers, directors and employees: the 1998 Long-Term Incentive Plan (the "Incentive Plan"), and the 1998 Non-Employee Directors' Stock Plan (the "Directors' Plan").

      1998 LONG-TERM INCENTIVE PLAN. In March 1998, the Board of Directors and the Company's stockholders approved the Company's Incentive Plan. The purpose of the Incentive Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Incentive Plan may take the form of one or more of: (i) either incentive stock options or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights; (iii) restricted or deferred stock, (iv) dividend equivalents and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

      The Compensation Committee administers the Incentive Plan and selects the individuals who will receive awards and establish the terms and conditions of those awards. The maximum number of shares of Common Stock authorized under the Incentive Plan is the greater of 2,500,000 or 15% of the aggregate number of shares of Common Stock outstanding. Based on the shares of Common Stock presently outstanding, 2,659,172 shares are authorized to be issued under the Incentive Plan.

      1998 NON-EMPLOYEE DIRECTORS' STOCK PLAN. The Company's Directors' Plan, which was adopted by the Board of Directors and approved by the Company's stockholders in March 1998, provides for (i) the automatic grant to each non-employee director serving at the consummation of the IPO of an option to purchase 10,000 shares, (ii) the automatic grant to each other non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director, and (iii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains as a director, unless such annual meeting is held within three months of such person's initial election as a director. All options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash, directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

      The following table sets forth information on the grants of options to acquire shares of Common Stock made during the year ended December 31, 1998 to the Named Executive Officers in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                           INDIVIDUAL GRANTS
                                      --------------------------------------------------------
                                       NUMBER OF                                                    POTENTIAL REALIZABLE VALUE AT
                                      SECURITIES     % OF TOTAL                                     ASSUMED ANNUAL RATES OF STOCK
                                      UNDERLYING   OPTIONS GRANTED    EXERCISE OR                PRICE APPRECIATION FOR OPTION TERM
                                       OPTIONS     TO EMPLOYEES IN    BASE PRICE    EXPIRATION   ----------------------------------
                                       GRANTED           1998           ($/SH)        DATE(1)          5%                  10%
                                      ----------   ---------------    -----------   ----------   --------------      --------------
T. Michael Young ..................      200,000                10%   $      8.00         2008   $    1,006,250      $    2,550,000
J. David Gooch ....................      200,000                10%   $      8.00         2008   $    1,006,250      $    2,550,000
Mac McConnell .....................      100,000                 5%   $      8.00         2008   $      503,125      $    1,275,000
Paul E. Pryzant ...................       75,000                 4%   $      8.00         2008   $      377,344      $      956,250
Louis J. Boggeman, Jr .............         --                --             --           --               --                  --
Henry B. Cook, Jr .................         --                --             --           --               --                  --

-----------------
(1) Options granted are for a term of ten years and vest 20% each year over five years.

1998 OPTION EXERCISES AND YEAR-END OPTION HOLDINGS

    The following table sets forth, with respect to the Named Executive Officers in the Summary Compensation Table, information concerning the exercise of stock options during the year ended December 31, 1998, and the year-end value of unexercised options. This table sets forth options for Common Stock.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                             NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                                OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                                                     SHARES                    DECEMBER 31, 1998            DECEMBER 31, 1998(1)
                                                    ACQUIRED     VALUE     ---------------------------   ---------------------------
            NAME                                  ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------------------   -----------   --------   -----------   -------------   -----------   -------------
T. Michael Young ..............................          --         --            --           200,000          --              --
J. David Gooch ................................          --         --            --           200,000          --              --
Mac McConnell .................................          --         --            --           100,000          --              --
Paul E. Pryzant ...............................          --         --            --            75,000          --              --
Louis J. Boggeman, Jr .........................          --         --            --              --            --              --
Henry B. Cook, Jr .............................          --         --            --              --            --              --

----------------
(1) An option is "in-the-money" if the market value of the Common Stock exceeds the exercise price of the option. At December 31, 1998, the closing price of the Common Stock was $4.625, so that none of the options were in the money at such date.

DIRECTORS COMPENSATION

      Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). In addition, under the Company's Directors' Plan, each non-employee director receives an option to acquire 10,000 shares of Common Stock upon such person's initial election as a director, and an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains as a director, unless such annual meeting is held within three months of such person's initial election as a director. Each non-employee director also may elect to receive shares of Common Stock or credits representing "deferred shares" in lieu of cash directors' fees. See " -- 1998 Non-Employee Directors' Stock Plan." Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

EMPLOYMENT AGREEMENTS

      The Company was incorporated in 1997 and did not pay any of its executive officers any compensation prior to the consummation of the IPO. During 1998, the Company's six most highly compensated executive officers were T. Michael Young,
J. David Gooch, Louis J. Boggeman, Jr., Mac McConnell, Paul E. Pryzant and Henry
B. Cook, Jr.

      Each of Messrs. Young, Gooch, McConnell and Pryzant entered into an employment agreement with the Company upon consummation of the IPO providing for an annual base salary of $150,000. Each employment agreement is for a term of three years (the "Initial Term"), and, unless terminated or not renewed, the term continues thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these employment agreements provides that, in the event of termination of employment by the Company without cause, the employee is entitled to receive from the Company a lump sum payment equal to his then current salary for one year. In the event of a Change in Control of the Company (as defined) that occurs after June 19,1999, the employee may elect to terminate his employment and receive in one lump sum an amount equal to two times his annual base salary then in effect. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of termination by the Company without cause or a termination after a change in control, for a period of one year immediately following termination of employment.

      Each of Louis J. Boggeman, Jr., Henry B. Cook, Jr., Thomas A. Work, Thomas Ketchum, Peter D. Lund, Everett W. Petry, Rodolfo A. Duemichen, James R. Davis and Joseph P. Akra entered into an employment agreement with his Founding Company upon consummation of the IPO providing for an annual base salary of $150,000. Messrs. Davis and Akra receive no compensation under their respective employment agreements during the initial year of the agreements. Additionally, each of Messrs. Work and Ketchum were issued warrants to purchase 334,947 shares of Common Stock at a price of $6.12 per share. Each employment agreement is for a term of five years, and, unless terminated or not renewed, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each employment agreement provides that, in the event of termination of employment by the Founding Company without cause or a termination by the employee for Good Reason (as defined) during the first three years of the employment term (the "Initial Term"), the employee is entitled to receive from the Founding Company an amount equal to his then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of termination of employment by the Company without cause or a termination by the employee for Good Reason (as defined) after the Initial Term, the employee is entitled to receive from the Founding Company an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a Change in Control of the Company (as defined) during the Initial Term, if the employee is not given notice at least five business days prior to such change in control from the acquiring company that such successor will assume and perform the Founding Company's obligations under the employment agreement, then the employee may elect to terminate his employment and receive in one lump sum an amount equal to three times his annual base salary then in effect. For one year after a Change in Control, the employee may elect to terminate his employment for Good Reason (as defined) and receive in one lump sum an amount equal to three times his annual base salary then in effect.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee (the "Committee") is responsible for recommending compensation arrangements for senior management, making recommendations with respect to employee benefit plans, and administering and making stock option grants under the Incentive Plan. Each member of the Committee is a non-employee director.

      Prior to the IPO on June 19, 1998, the Board of Directors of the Company instituted an executive compensation structure designed to attract and retain highly qualified executives and motivate them to maximize stockholder returns. In order to reach this goal, the compensation of the Company's executive officers has been heavily weighted toward equity-based compensation.

      Compensation for executive officers currently consists of two components: annual salary and stock-based incentives. All of the current executive officers have employment agreements that establish an annual salary. See "Employment Agreements." Salaries were set at what the Company believes are relatively modest levels for companies of similar revenues and market capitalization. The salary scale was set at the time of the IPO and reflects the fact that each of the founding executive officers was a significant stockholder of the Company. See "CERTAIN TRANSACTIONS - Organization of the Company" for a description of shares of Common Stock issued to the Company's executive officers prior to the IPO. For executive officers who have joined the Company since the IPO, the Company has set what it believes are appropriate salaries necessary to attract highly qualified executives, depending on the individual's responsibilities within the Company.

      At the time of the IPO, the Company's executive officers also were granted stock options under the Incentive Plan. The options issued to the Named Executive Officers were as follows: Mr. Young - 200,000; Mr. Gooch - 200,000; Mr. McConnell - 100,000; and Mr. Pryzant - 75,000. Such options have an exercise price of $8.00 per share, a term of ten years and vest 20% per year over five years.

      No bonuses have been awarded to executive officers of the Company since the IPO in June 1998.

                                    COMPENSATION COMMITTEE

                                    I.T. "Tex" Corley, Chairman
                                    Lawrence K. King
                                    John R. Oren

                             STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total return on the Company's Common Stock during the period from the Company's IPO on June 19, 1998 to December 31, 1998 to the cumulative stockholder return of the Standard & Poor's 500 Stock Price Index, and the Russell 2000 Stock Price Index. This graph assumes that the value of an investment in the Company's Common Stock and in each index was $100 on June 19, 1998, and that all dividends were reinvested.

   COMPARISON OF STOCKHOLDER TOTAL RETURN AMONG TRANSPORTATION COMPONENTS, INC.,
                   THE S&P 500 INDEX, AND THE RUSSELL 2000 INDEX


                  [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


                                    Comparison of Cumulative Stockholder Returns
                                    --------------------------------------------
                                        6/19/98                   12/31/98
                                        -------                    -------
Transportation Components, Inc.         $100.00                    $57.81
Russell 2000                            $100.00                    $96.94
S&P 500                                 $100.00                    $112.56

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER COMPENSATION

      I.T. "Tex" Corley, Lawrence K. King and John R. Oren are the members of the Compensation Committee. None of these persons was an officer or employee of the Company during 1998.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

      In connection with the Company's formation, the Company issued to Notre a total of 2,162,388 shares (as adjusted for a 108.1194-to-one stock dividend) of Common Stock for an aggregate consideration of $21,623.88. Mr. Oren is a Managing Director of Notre and a director of the Company. In April 1998, Notre exchanged 1,912,388 shares of Common Stock for an equal number of shares of Restricted Voting Common Stock. Notre advanced expenses on behalf of the Company of approximately $1.75 million necessary to effect the Mergers (defined below) and the IPO (defined below) all of which were repaid from the net proceeds of the IPO.

      From October 1997 through March 31, 1998, the Company issued a total of 929,829 shares of Common Stock (as adjusted for a 108.1194-to-one stock dividend) for consideration of $0.01 per share to various executive officers, as follows: Mr. Young -- 250,000 shares, Mr. Gooch -- 275,329 shares, Mr. McConnell -- 100,000 shares, Mr. Pryzant -- 75,000 shares, Mr. Bucaro -- 75,000 shares, Mr. Rachlen -- 50,000 shares, Ms. Skinner -- 50,000 shares, Mr. Hamilton -- 50,000 shares, and an aggregate of 4,500 shares to other members of management. The Company also issued 177,000 shares of Common Stock at $0.01 per share to consultants to the Company, including a total of 20,000 shares of Common Stock to Messrs. King and Corley who became directors of the Company upon consummation of the IPO. The Company also granted options to purchase 10,000 shares of Common Stock under the Directors' Plan, upon the consummation of the IPO, to Messrs. King, Corley and Oren.

      On June 24, 1998, the Company consummated the sale of 5,000,000 shares of Common Stock in its IPO. Simultaneously with the IPO, the Company acquired in a series of mergers (the "Mergers") the nine founding companies (the "Founding Companies"). The following directors were stockholders of the Founding
Companies: Maura L. Berney, Louis J. Boggeman, Jr., Henry B. Cook, Jr., Rodolfo
A. Duemichen, Peter D. Lund, Everett W. Petry, Ronald G. Short and Thomas A. Work. James R. Davis, an over 5% stockholder, also was a stockholder of two of the Founding Companies. The aggregate consideration paid by the Company in the Mergers consisted of approximately $15.7 million in cash, 7,493,394 shares of Common Stock plus the assumption of approximately $42.9 million of indebtedness (including $4.1 million payable to stockholders of the Founding Companies or their affiliates which was paid off after the IPO). In addition, prior to the Mergers, certain of the Founding Companies made S corporation distributions of $5.4 million and distributed to their stockholders certain other assets having a net book value of approximately $0.9 million. Simultaneously with the consummation of the IPO and the Mergers, the Company issued warrants exercisable within five years to purchase 669,894 shares of Common Stock to two stockholders of Charles W. Carter Co., including Thomas A. Work who received one-half of such warrants. Pursuant to the agreements entered into in connection with the Mergers, the stockholders of the Founding Companies have agreed not to compete with the Company for five years, commencing on the date of consummation of the IPO.

      Immediately prior to the IPO, five employees of Charles W. Carter Co., one of the Founding Companies, borrowed an aggregate of $605,782 from Carter to enable them to exercise options to purchase shares of Carter. Such shares of Carter were subsequently exchanged for shares of Common Stock of the Company in one of the Mergers.

In connection with such transaction, Thomas A. Work, a director of the Company, borrowed $250,461 from Carter which is payable in one installment on December 24, 2000, bears interest at the prime rate and is secured by 50,000 shares of Common Stock of the Company.

LEASES OF REAL PROPERTY BY FOUNDING COMPANIES

      Simultaneous with the consummation of the Mergers, certain of the Founding Companies leased facilities from former stockholders of the Founding Companies or their affiliates, which are described below. Each of these leases provided for an initial term of five years, with three renewal options of five years each. The rent for each lease will be adjusted at the end of each year during the initial term and any renewal term in accordance with the change in the Consumer Price Index during the prior year, with each yearly increase not to exceed 5%. The tenant under each lease pays for all utilities, taxes and insurance on the leased property. The tenant also has a right of first refusal to purchase each leased property. The Company believes that the economic terms of each of these leases do not exceed fair market value.

      The Cook Brothers Companies, Inc. ("Cook Brothers") leases the following facilities from H & B Properties, L.L.C., a limited liability company of which Henry B. Cook, Jr., who is a director and executive officer of the Company, is a member: (i) 118 Brown Street, Pittston, Pennsylvania; (ii) 69 Whitney Avenue, Binghamton, New York; (iii) 123 Philo Road West, Elmira, New York; (iv) 206 South Main Street, Homer, New York; (v) 156 Newbury Street, Rochester, New York, and (vi) 76 Frederick Street, Binghamton, New York. The leases provide for annual rent of $68,439, $27,735, $56,731, $21,309, $57,978 and $91,733,
respectively during the first year of the initial term.

      Cook Brothers subleases its facilities at (i) 66 Oak Street, Deposit, New York, and (ii) 67 Whitney Avenue, Binghamton, New York from H&B Properties, L.L.C. The facility located in Deposit provides for a two year term and the facility located in Binghamton provides for a ten year term. The subleases provide for annual rent of $45,600, and $12,000, respectively. Neither facility provides for a renewal option nor a purchase option under the terms of each sublease.

      Transportation Components Company ("TCC") leases its facility at 2006 13th Street South East, Brainerd, Minnesota from Lund Properties, L.L.C., a limited liability company of which Peter D. Lund, who is a director of the Company, is a member. The lease provides for an initial term of ten years, with two renewal options of five years each and a total annual rent of $48,000 during the first year of the initial term.

      TCC leases the following facilities from Lund Properties, Ltd., a limited partnership of which Peter D. Lund is a partner: (i) 3924 12th Avenue North, Fargo, North Dakota; (ii) 4001 North Cliff Avenue, Sioux Falls, South Dakota;
(iii) 801 North Bluemound Drive, Appleton, Wisconsin; (iv) 3900 Delaware Avenue, Des Moines, Iowa; and (v) I-94 and Highway 54, Black River Falls, Wisconsin. The leases provide for annual rent of $70,800, $37,200, $50,400, $42,000 and $72,000, respectively during the first year of the initial term. The leases for the properties located in Fargo and Black River Falls provide for an initial term of 10 years, with two renewal options of five years each. TCC leases the following facilities from Mr. Lund: (i) 3275 Dodd Road, Eagan, Minnesota and
(ii) 4700 North 124th Street, Wauwatosa, Wisconsin. The leases provide for annual rent of $132,000 and $108,000, respectively during the first year of the initial term.

      Shortly after the IPO, a wholly owned subsidiary of Plaza Fleet Parts ("Plaza") sold four facilities to KPPJ Partners, L.P., a partnership in which Louis J. Boggeman, Jr., who is a director and an executive officer of the

Company, is the Manager of the general partner thereof. KPPJ Partners, L.P. leases back such facilities to Plaza. The sales prices for each facility, and the corresponding annual rent during the initial term of the lease are set forth below:


                FACILITY                               SALES PRICE   ANNUAL RENT
                --------                               -----------   -----------
1534 & 1536 Broadway, St. Louis, MO ................   $   345,878   $    41,505
311 Marion Street, St. Louis, MO ...................   $   550,515   $    66,062
1520 Broadway, St. Louis, MO .......................   $   394,830   $    47,380
1601 West Eilerman, Litchfield, MO .................   $   227,910   $    27,349
                                                       -----------   -----------
     Totals ........................................   $ 1,519,133   $   182,296

      Gear and Wheel, Inc. ("Gear & Wheel") leases its facility at 1419 SW 12th Street, Ocala, Florida from Everett W. Petry, who is a director of the Company, for an annual rent of $102,780 during the first year of the initial term. Gear & Wheel leases 1900 West New Hampshire Street, Orlando, Florida from a company owned by Everett W. Petry and James R. Davis, an over 5% shareholder, for an annual rent of $426,472 during the first year of the initial term.

OTHER TRANSACTIONS

      Plaza has a deferred compensation agreement with Louis J. Boggeman, Sr., the father of Louis J. Boggeman, Jr., who is a director and executive officer of the Company. The agreement provides for the Company to pay Mr. Boggeman, Sr. compensation of $83,200 per year during each year of his lifetime.

      At various times prior to the IPO, Henry B. Cook, Jr. borrowed various amounts from Cook Brothers. At February 1, 1999, the principal amount outstanding was $274,829. This loan bears no interest and is due in one installment on June 30, 2003. On May 1, 1994, Cook Brothers agreed to pay an annuity of $1,908.33 per month to Ruth Cook, the mother of Henry B. Cook, Jr., a director of the Company.

      At various times prior to the IPO, Cook Brothers made loans to Heavy Duty Diesel, Inc., a company of which Henry B. Cook, Jr. is a stockholder. As of March 31, 1999, the outstanding balance of this loan was $270,116. This loan bears no interest, is unsecured and has no stated maturity date.

      Everett W. Petry, a director of the Company, and his son are shareholders in NetSource Technologies, an Internet website development and consulting company, which provides Internet access and other services to Gear & Wheel and Drive Line, Inc. Gear & Wheel paid approximately $15,000 to NetSource Technologies during 1998, and also provided some payroll administration and other services to NetSource.

COMPANY POLICY

      Any future transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal and must be approved in advance by either the Audit Committee or a majority of disinterested members of the Board of Directors.

      2.  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board has selected Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1999, and has further directed that management submit the selection of the independent accountants for ratification by the stockholders at the Meeting. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the Company's By-laws or otherwise. If the Company's stockholders fail to ratify the selection, the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Board, in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the voting power of the shares of capital stock present or represented by proxy at the Meeting will be required to ratify the selection of Arthur Andersen LLP.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP.

      OTHER BUSINESS

      Management does not intend to bring any other business before the Meeting and has not been informed that any other matters are to be presented at the meeting by others. If other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

      Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders, and otherwise eligible, must be received by the Secretary of the Company (at the address indicated on the first page of this Proxy Statement) no later than December 31, 1999 in order to be included in the Company's proxy material and form of proxy relating to that meeting.

      ADDITIONAL INFORMATION

ANNUAL REPORT

      THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1998 IS BEING MAILED TO ALL STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING. THE ANNUAL REPORT TO STOCKHOLDERS DOES NOT FORM ANY PART OF THE PROXY SOLICITING MATERIALS. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON REQUEST TO TRANSPORTATION COMPONENTS, INC., THREE RIVERWAY, SUITE 200, HOUSTON, TEXAS 77056, ATTENTION: INVESTOR RELATIONS

                         TRANSPORTATION COMPONENTS, INC.

                     PROXY SOLICITED ON BEHALF OF THE BOARD
                   OF DIRECTORS OF THE COMPANY FOR THE ANNUAL
                     MEETING OF STOCKHOLDERS ON MAY 27, 1999

           The undersigned, hereby revoking all prior proxies, hereby appoints Mac McConnell and Paul E. Pryzant, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of TRANSPORTATION COMPONENTS, INC. standing in the name of the undersigned, at the Annual Meeting of Stockholders of TRANSPORTATION COMPONENTS, INC. to be held on May 27, 1999 at the DoubleTree Hotel, 2001 Post Oak Blvd., Houston, Texas, or at any adjournment(s) or postponement(s) thereof, on all matters coming before said meeting

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS AS STATED BELOW AND, UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF SUCH PROPOSALS.

1. ELECTION OF THREE CLASS I DIRECTORS FOR A THREE YEAR TERM ENDING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS.

      NOMINEES:  T. Michael Young, Louis J. Boggeman, Jr. and Ronald G. Short

[_] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):_____________________________________________

[_]   VOTE WITHHELD from all nominees


2. PROPOSAL TO RATIFY ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 1999.

      [ ]     For               [ ]      Against            [ ]      Abstain

3. In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.


                                       Dated:________________________, 1999.

                                       Signature:


                                       _______________________________________
                                       Print Name

                                       (Please sign exactly as your name appears on this card. For joint accounts, each joint owner should sign. Executors, administrators, trustees, etc., should also so indicate when signing.)

              PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD
                    PROMPTLY BY USING THE ENCLOSED ENVELOPE.